As filed with the Securities and Exchange Commission on April 27, 2016

Registration No. ___-__________
___________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cliffs Natural Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio 44114-2315
(Address of Principal Executive Offices Including Zip Code)

Cliffs Natural Resources Inc. Amended and Restated 2014 Nonemployee Directors' Compensation Plan
(Full Title of the Plan)

James D. Graham, Esq.
Executive Vice President, Chief Legal Officer and Secretary
Cliffs Natural Resources Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114-2315
(216) 694-5700
(Name and Address, and Telephone Number, including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, $0.125 par value per share	750,000	$4.37	$3,273,750.00	$329.67

(1)
Represents common shares, par value $0.125 per share (“Common Shares”), of Cliffs Natural Resources Inc. (the “Registrant”) issuable pursuant to the Cliffs Natural Resources Inc. Amended and Restated 2014 Nonemployee Directors' Compensation Plan (the “Plan”) being registered hereon. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2)
Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the Common Shares on the New York Stock Exchange on April 22, 2016, a date that is within five business days prior to filing.

EXPLANATORY NOTE

The Registrant hereby files this Registration Statement on Form S-8 to register an additional 750,000 Common Shares under the Plan for which a previously filed registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-197688) filed by the Registrant on July 29, 2014, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated into this Registration Statement by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 (Commission File No. 001-08944), filed with the Commission on February 24, 2016;

(b)	The Registrant’s Current Reports on Form 8-K (Commission File No. 001-08944), filed with the Commission on January 22, 2016, February 8, 2016 and March 2, 2016; and

(c)
The description of the Common Shares contained in the Current Report on Form 8-K/A (Commission File No. 001-08944) filed with the Commission on May 21, 2008, and all amendments and reports filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibit Description
4.1
Third Amended Articles of Incorporation of Cliffs (as filed with the Secretary of State of the State of Ohio on May 13, 2013 (filed as Exhibit 3.1 to Cliffs' Form 8-K on May 13, 2013 and incorporated herein by reference)

4.2	Regulations of Cleveland-Cliffs Inc. (filed as Exhibit 3.2 to Cliffs' Form 10-K for the period ended December 31, 2011 and incorporated herein by reference)
4.3	Form of Common Share Certificate (filed as Exhibit 4.1 to Cliffs’ Form 10-Q for the period ended September 30, 2014 and incorporated herein by reference)
4.4
Cliffs Natural Resources Inc. Amended and Restated 2014 Nonemployee Directors' Compensation Plan (filed as Annex A to Cliffs' Definitive Proxy Statement on Schedule 14A, filed March 11, 2016 and incorporated herein by reference)

5.1	Opinion of Jones Day
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Jones Day (included in Exhibit 5.1)
24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 27th day of April, 2016.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ James D. Graham
James D. Graham Executive Vice President, Chief Legal Officer and Secretary

Signature
*	President, Chief Executive Officer and Director (Principal Executive Officer)
L. Goncalves
*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
P. K. Tompkins
*	Vice President, Corporate Controller, Treasurer and Chief Accounting Officer (Principal Accounting Officer)
T. K. Flanagan
*	Director
J. T. Baldwin
*	Director
R. P. Fisher, Jr.
*	Director
S. M. Green
*	Director
J. A. Rutkowski, Jr.
*	Director
J. S. Sawyer
*	Director
M. D. Siegal
*	Director
G. Stoliar
*	Director
D. C. Taylor

*
The undersigned, by signing his name hereto, does hereby sign this Registration Statement on Form S-8 on behalf of each of the officers and directors of the Registrant identified above pursuant to a Power of Attorney executed by the officers and directors identified above, which Power of Attorney is filed with this Registration Statement on Form S-8 as Exhibit 24.1.

DATED:	April 27, 2016	By:	/s/ James D. Graham
James D. Graham, attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1
Third Amended Articles of Incorporation of Cliffs (as filed with the Secretary of State of the State of Ohio on May 13, 2013 (filed as Exhibit 3.1 to Cliffs’ Form 8-K on May 13, 2013 and incorporated herein by reference)

4.2	Regulations of Cliffs (filed as Exhibit 3.2 to Cliffs’ Form 10-K for the period ended December 31, 2011 and incorporated herein by reference)
4.3	Form of Common Share Certificate (filed as Exhibit 4.1 to Cliffs’ Form 10-Q for the period ended September 30, 2014 and incorporated herein by reference)
4.4
Cliffs Natural Resources Inc. Amended and Restated 2014 Nonemployee Directors' Compensation Plan (filed as Annex A to Cliffs' Definitive Proxy Statement on Schedule 14A, filed March 11, 2016 and incorporated herein by reference)

5.1	Opinion of Jones Day
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Jones Day (included in Exhibit 5.1)
24.1	Power of Attorney